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                                                                    EXHIBIT 23.8


The Board of Directors
Comprehensive Business Services, Inc.:


We consent to the incorporation by reference of our report dated August 7, 1997, with respect to the balance sheet of Comprehensive Business Services, Inc. (a wholly owned subsidiary of Franchise Services, Inc.) as of December 31, 1996, and the related statements of operations and cash flows for the year then ended, which report appears in the Form 8-K of Century Business Services, Inc. dated February 20, 1998.



                                                           KPMG PEAT MARWICK LLP

Costa Mesa, California

March 11, 1998